Exhibit 99.1

ONCOTELIC AND GOLDEN MOUNTAIN PARTNERS FORMING A JOINT VENTURE FOR IPO

AGOURA HILLS, Calif., August 16, 2021 - Oncotelic Therapeutics, Inc. (“Oncotelic” or the “Company”) (OTCQB:OTLC), a leading developer of TGF-β therapeutics for oncology and COVID-19 and Golden Mountain Partners, (“GMP”) announced that they are forming a joint venture (“JV”) to advance clinical development of Oncotelic’s pharmaceutical pipeline and build out of manufacturing facilities for the commercial launch of Oncotelic’s drug candidates. The JV is expected to be taken to an initial public offering (“IPO”). Recent IPOs for TGF- β assets include Genor Biopharma, Pliant Therapeutics and ScholarRock. The Company and GMP signed a term-sheet, which amongst other requirements, includes moving into a standstill agreement and an immediate infusion of $1.5 Million by GMP into Oncotelic.

“This latest development is a continuation of our relationship with GMP, which started early 2020 when GMP began invested in Oncotelic COVID-19 programs. Being fully capitalized we look forward to rapid progress in bringing needed therapies to patients in both oncology and COVID-19. A robust IPO comparable to similar IPOs would be a strong win for Oncotelic’s shareholders who have been unwavering in their support for finding the cures for these debilitating diseases.” said Dr. Vuong Trieu, CEO and Chairman of Oncotelic.

About Oncotelic Therapeutics

Oncotelic Therapeutics, Inc. (f/k/a Mateon Therapeutics, Inc.) (“Oncotelic”), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020.

Oncotelic is artificial intelligence driven immuno-oncology company with a robust pipeline of first in class TGF-β immunotherapies for late stage cancers such as gliomas, pancreatic cancer and melanoma. OT-101, the lead immuno-oncology drug candidate of Oncotelic, is a first-in-class anti-TGF-β RNA therapeutic that exhibited single agent activity in relapsed/refractory cancer patients. OT-101 also has shown activity against SARS-CoV-2 and has completed a phase 2 trial against COVID-19 with data cleaning and datalock ongoing. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic also has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi 4503). The Company also acquired PointR Data Inc. (“PointR”) in November 2019. The PointR Acquisition was intended to create a publicly traded

For more information, please visit www.oncotelic.com and www.mateon.com.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties, and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s annual report on Form 10-K filed with the SEC on May 20, 2020 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com